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                                                                    EXHIBIT 11.1

             STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE

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
                                                                    YEAR ENDED JUNE 30,
                                                            -----------------------------------
                                                             1994          1995          1996
                                                            -------       -------       -------
                                                              (IN THOUSANDS, EXCEPT PER SHARE
                                                                           DATA)
HISTORICAL:
Net loss..................................................  $(7,430)      $(9,660)      $(9,369)
                                                            =======       =======       =======
Weighted average common shares outstanding................      811           854         1,379
Shares related to SAB No. 55, 64, and 83..................    1,328         1,328           996
                                                            -------       -------       -------
Total weighted average common shares outstanding..........    2,139         2,182         2,375
                                                            =======       =======       =======
Net loss per share........................................  $ (3.47)      $ (4.43)      $ (3.95)
                                                            =======       =======       =======
PRO FORMA:
Net loss..................................................                $(9,660)      $(9,369)
                                                                          =======       =======
Weighted average common shares outstanding................                    854         1,091
Common equivalent shares:
  Convertible preferred stock.............................                  5,450         5,450
Other shares related to SAB No. 55, 64, and 83............                    655           491
                                                                          -------       -------
Total weighted average common and common equivalent shares
  outstanding.............................................                  6,959         7,032
                                                                          =======       =======
Pro forma net loss per share..............................                $ (1.39)      $ (1.33)
                                                                          =======       =======
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